                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


Direct Connect International Inc.:

We hereby consent to the inclusion in this Annual Report on Form 10-K, for the fiscal year ended April 30, 1999, of our Report, dated September 10, 1999, in connection with our audit of the Financial Statements of Direct Connect International Inc. and Subsidiary as of April 30, 1999 and 1998 and for the years ended April 30, 1999, 1998 and 1997.



                                         /s/   Bederson & Company LLP

West Orange, New Jersey
September 10, 1999